SUB-ITEM 77C: Submission of Matters to a Vote of Security
Holders

          Special meetings of shareholders of Credit Suisse
Fixed Income Fund were held on May 2, 2003, May 16, 2003 and
June 5, 2003. The results of the votes tabulated at the special meetings are reported below.

To modify the fundamental investment restriction on borrowing money:

          For       11,054,145 shares

          Against   679,121 shares

          Abstain   393,153 shares

To modify the fundamental investment restriction on lending:

          For       11,066,727 shares

          Against   653,841 shares

          Abstain   405,852 shares

To modify the fundamental investment restriction on real estate investments:

          For       11,185,814 shares

          Against   516,273 shares

          Abstain   424,333 shares

To remove the fundamental investment restriction on short sales:

          For       11,076,653 shares

          Against   655,211 shares

          Abstain   394,555 shares

To remove the fundamental investment restriction on margin transactions:

          For       11,177,291 shares

          Against   562,027 shares

          Abstain   387,101 shares

To remove the fundamental investment restriction on investments in oil, gas and mineral programs:

          For       11,177,291 shares

          Against   562,027 shares

          Abstain   387,101 shares

To remove the fundamental investment restriction on investment in securities issued by other investment companies:

          For       11,057,964 shares

          Against   636,424 shares

          Abstain   432,032 shares

To remove the fundamental investment restriction on acquiring more than 10% of voting securities of any one issuer:

          For       11,011,239 shares

          Against   682,773 shares

          Abstain   432,408 shares

To change the Fund's investment objective from fundamental to non-fundamental:

          For       9,144,568 shares

          Against   2,530,197 shares

          Abstain   451,654 shares

To amend the charter to allow involuntary redemptions:

          For       9,172,766 shares

          Against   2,482,841 shares

          Abstain   470,813 shares

To amend the charter to allow for reorganization of the Fund or its series without shareholder approval:

          For       9,068,725 shares

          Against   2,659,052 shares

          Abstain   398,643 shares